                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                          AIM VARIABLE INSURANCE FUNDS,

                            A I M DISTRIBUTORS, INC.,

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                             ON BEHALF OF ITSELF AND

                             ITS SEPARATE ACCOUNTS,

                                       AND

                           SECURITY DISTRIBUTORS, INC.

                                TABLE OF CONTENTS

DESCRIPTION                                                                 PAGE

                             PARTICIPATION AGREEMENT

         THIS AGREEMENT, made and entered into as of the ____ day of March, 2001
("Agreement"),  by and among AIM  Variable  Insurance  Funds,  a Delaware  Trust
("AVIF"), A I M Distributors,  Inc., a Delaware  corporation  ("AIM"),  Security
Benefit  Life  Insurance   Company,  a  Kansas  life  insurance  company  ("LIFE
COMPANY"),  on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto,  as the parties  hereto may amend from time to time (each, an "Account," and  collectively,  the  "Accounts");  and Security  Distributors,
Inc.,  an  affiliate  of LIFE  COMPANY  and  the  principal  underwriter  of the
Contracts ("UNDERWRITER") (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, AVIF is registered with the Securities and Exchange Commission
("SEC")  as an  open-end  management  investment  company  under the  Investment
Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, AVIF currently consists of sixteen separate series ("Series"), shares ("Shares") each of which are registered under the Securities Act of 1933, as  amended  (the "1933  Act") and are  currently  sold to one or more  separate accounts of life insurance  companies to fund benefits  under  variable  annuity contracts and variable life insurance contracts; and

         WHEREAS,  AVIF will make  Shares of each  Series  listed on  Schedule A hereto  as the  Parties  hereto  may  amend  from  time to time  (each a "Fund";
reference  herein to "AVIF"  includes  reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

         WHEREAS,  LIFE COMPANY will be the issuer of certain  variable  annuity contracts and variable life insurance  contracts  ("Contracts")  as set forth on
Schedule A hereto,  as the  Parties  hereto  may amend from time to time,  which
Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

         WHEREAS,  LIFE COMPANY will fund the  Contracts  through the  Accounts, each of  which  may be  divided  into  two or more  subaccounts  ("Subaccounts";
reference herein to an "Account"  includes  reference to each Subaccount thereof to the extent the context requires); and

         WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust  investment  company under the
1940 Act (or exempt  therefrom),  and the security interests deemed to be issued by the Accounts under the Contracts  will be registered as securities  under the
1933 Act (or exempt therefrom); and

         WHEREAS,  to the extent  permitted  by  applicable  insurance  laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

         WHEREAS,  UNDERWRITER is a broker-dealer  registered with the SEC under the  Securities  Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS,  AIM is a  broker-dealer  registered  with the SEC  under  the
Securities  Exchange Act of 1934 ("1934  Act") and a member in good  standing of the National Association of Securities Dealers, Inc. ("NASD");

         NOW,  THEREFORE,  in  consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                           SECTION 1. AVAILABLE FUNDS

         1.1      AVAILABILITY.

         AVIF  will  make  Shares of each Fund  available  to LIFE  COMPANY  for purchase and redemption at net asset value and with no sales charges, subject to the terms and  conditions of this  Agreement.  The Board of Trustees of AVIF may refuse to sell Shares of any Fund to any  person,  or suspend or  terminate  the offering  of  Shares  of any  Fund  if  such  action  is  required  by law or by regulatory  authorities having jurisdiction or if, in the sole discretion of the
Trustees  acting in good  faith  and in light of their  fiduciary  duties  under federal  and any  applicable  state  laws,  such  action  is  deemed in the best interests of the shareholders of such Fund.

         1.2      ADDITION, DELETION OR MODIFICATION OF FUNDS.

         The Parties hereto may agree,  from time to time, to add other Funds to provide additional funding media for the Contracts,  or to delete,  combine,  or modify  existing Funds,  by amending  Schedule A hereto.  Upon such amendment to
Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference  to any such  additional  Fund.  Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

         1.3      NO SALES TO THE GENERAL PUBLIC.

         AVIF  represents  and warrants  that no Shares of any Fund have been or will be sold to the general public.

                       SECTION 2. PROCESSING TRANSACTIONS

         2.1      TIMELY PRICING AND ORDERS.

         (a) AVIF or its  designated  agent will use its best efforts to provide
LIFE  COMPANY  with the net  asset  value  per  Share for each Fund by 6:00 p.m.
Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock Exchange is open for regular  trading,  (ii)
AVIF  calculates the Fund's net asset value,  and (iii) LIFE COMPANY is open for business.

         (b) LIFE COMPANY will use the data  provided by AVIF each  Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process  transactions  that receive  that same  Business  Day's  Account unit values. LIFE COMPANY will perform such Account processing the same Business Day, and will place  corresponding  orders to purchase or redeem  Shares with AVIF by
9:00 a.m. Central Time the following Business Day; PROVIDED,  however, that AVIF shall provide  additional  time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m.  time stated in  paragraph  (a)  immediately  above.  Such additional  time shall be equal to the  additional  time that AVIF takes to make the net asset values available to LIFE COMPANY.

         (c) With respect to payment of the  purchase  price by LIFE COMPANY and of  redemption  proceeds by AVIF,  LIFE  COMPANY and AVIF shall net purchase and redemption  orders with respect to each Fund and shall  transmit one net payment per Fund in accordance with Section 2.2, below.

         (d) If  AVIF  provides  materially  incorrect  Share  net  asset  value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an  adjustment  to the number of Shares  purchased or redeemed to reflect the correct net asset value per Share.  Any  material  error in the  calculation  or reporting  of net asset value per Share,  dividend or capital  gain  information shall be reported  promptly  upon  discovery to LIFE  COMPANY.  Materiality  and reprocessing cost reimbursement shall be determined in accordance with standards established  by the  Parties as provided  in  Schedule  B,  attached  hereto and incorporated herein.

         2.2      TIMELY PAYMENTS.

         LIFE COMPANY will wire payment for net purchases to a custodial account designated  by AVIF by 1:00 p.m.  Central  Time on the same day as the order for
Shares is placed,  to the extent  practicable.  AVIF will wire  payment  for net redemptions to an account  designated by LIFE COMPANY by 1:00 p.m.  Central Time on the same day as the Order is placed,  to the extent  practicable,  but in any event within five (5) calendar  days after the date the order is placed in order to enable LIFE COMPANY to pay redemption  proceeds  within the time specified in
Section 22(e) of the 1940 Act or such shorter  period of time as may be required by law.

         2.3      APPLICABLE PRICE.

         (a) Share  purchase  payments  and  redemption  orders that result from purchase  payments,  premium payments,  surrenders and other  transactions under
Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the  close of  regular  trading  on the New York  Stock  Exchange  on a
Business Day will be executed at the net asset values of the  appropriate  Funds next computed after receipt by AVIF or its designated  agent of the orders.  For purposes of this Section 2.3(a),  LIFE COMPANY shall be the designated  agent of
AVIF for receipt of orders  relating to Contract  transactions  on each Business
Day and  receipt by such  designated  agent  shall  constitute  receipt by AVIF;
PROVIDED that AVIF receives  notice of such orders by 9:00 a.m.  Central Time on the next  following  Business  Day or such later time as computed in  accordance with Section 2.1(b) hereof.

         (b) All other Share  purchases and  redemptions by LIFE COMPANY will be effected at the net asset values of the  appropriate  Funds next computed  after receipt by AVIF or its designated  agent of the order therefor,  and such orders will be irrevocable.

         2.4      DIVIDENDS AND DISTRIBUTIONS.

         AVIF will  furnish  notice by wire or  telephone  (followed  by written confirmation)  on or prior to the  payment  date to LIFE  COMPANY  of any income dividends or capital gain distributions  payable on the Shares of any Fund. AVIF or its designated  agent will use its best effort to provide such notice to LIFE
COMPANY no later than 5:30 p.m.  Central time on the payment date.  LIFE COMPANY hereby  elects to reinvest all  dividends  and capital  gains  distributions  in additional  Shares of the  corresponding  Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the  ex-dividend  date and the payment date with respect to any dividend or  distribution  will be the same Business Day. LIFE COMPANY  reserves the right to revoke this  election and to receive all such income  dividends and capital gain distributions in cash.

         2.5      BOOK ENTRY.

         Issuance and transfer of AVIF Shares will be by book entry only.  Stock certificates  will not be issued to LIFE COMPANY.  Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

                          SECTION 3. COSTS AND EXPENSES

         3.1      GENERAL.

         Except as  otherwise  specifically  provided in  Schedule  C,  attached hereto and made a part  hereof,  each Party will bear,  or arrange for others to bear, all expenses incident to its performance under this Agreement.

         3.2      PARTIES TO COOPERATE.

         Each Party  agrees to  cooperate  with the others,  as  applicable,  in arranging  to print,  mail  and/or  deliver,  in a timely  manner,  combined  or coordinated prospectuses or other materials of AVIF and the Accounts.

                           SECTION 4. LEGAL COMPLIANCE

         4.1      TAX LAWS.

         (a) AVIF represents and warrants that each Fund is currently  qualified as a regulated  investment  company  ("RIC") under  Subchapter M of the Internal
Revenue Code of 1986, as amended (the  "Code"),  and  represents  that each Fund will maintain such  qualification  as a RIC under Subchapter M (or any successor provision) of the Code. AVIF will notify LIFE COMPANY  immediately upon having a reasonable  basis for believing  that a Fund has ceased to so qualify or that it might not so qualify in the future.

         (b) AVIF  represents  and warrants  that each Fund will comply and will maintain each Fund's compliance with the diversification  requirements set forth in  Section  817(h)  of the  Code  and  Section  1.817-5(b)  (or  any  successor provision)  of the  regulations  under the Code.  AVIF will notify LIFE  COMPANY immediately  upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this  Section  4.1(b) by AVIF,  it will take all  reasonable  steps to adequately  diversify  the Fund so as to  achieve  compliance  within  the grace period afforded by Section 1.817-5 of the regulations under the Code.

         (c) Notwithstandng any other provision of this Agreement,  LIFE COMPANY agrees  that if the  Internal  Revenue  Service  ("IRS")  asserts  in writing in connection  with any  governmental  audit or review of LIFE  COMPANY or, to LIFE
COMPANY's   knowledge,   of  any  Contract  owners,   annuitants,   insureds  or
participants    (as    appropriate)    under   the   Contracts    (collectively,
"Participants"),  that any Fund has  failed to comply  with the  diversification requirements  of Section  817(h) of the Code or LIFE COMPANY  otherwise  becomes aware of any  facts  that  could  give  rise to any  claim  against  AVIF or its affiliates as a result of such a failure or alleged failure:

                    (i)    LIFE  COMPANY  shall  promptly  notify  AVIF  of such
                           assertion   or  potential   claim   (subject  to  the
                           Confidentiality  provisions  of  Section 18 as to any
                           Participant);

                  (ii)     LIFE  COMPANY  shall  consult  with AVIF as to how to
                           minimize  any  liability  that may arise as a  result
                           of such failure or alleged failure;

                  (iii)    LIFE  COMPANY  shall use its best efforts to minimize
                           any  liability  of AVIF or its  affiliates  resulting
                           from such  failure,  including,  without  limitation,
                           demonstrating,   pursuant  to  Treasury   Regulations
                           Section 1.817-5(a)(2), to the Commissioner of the IRS
                           that  such   failure   was   inadvertent,   it  being
                           understood   that  AVIF  and  its   affiliates   will
                           cooperate with LIFE COMPANY in this regard;

                  (iv)     LIFE COMPANY shall permit AVIF,  its  affiliates  and
                           their legal and accounting advisors to participate in
                           any  conferences,  settlement  discussions  or  other
                           administrative  or  judicial  proceeding  or contests
                           (including  judicial  appeals  thereof) with the IRS,
                           any  Participant or any other claimant  regarding any
                           claims that could give rise to  liability  to AVIF or
                           its  affiliates  as a  result  of such a  failure  or
                           alleged failure; PROVIDED, however, that LIFE COMPANY
                           will   retain   control   of  the   conduct  of  such
                           conferences  discussions,  proceedings,  contests  or
                           appeals;

                  (v)      any written materials to be submitted by LIFE COMPANY
                           to the IRS, any  Participant or any other claimant in
                           connection  with any of the foregoing  proceedings or
                           contests  (including,  without  limitation,  any such
                           materials  to be  submitted  to the IRS  pursuant  to
                           Treasury  Regulations  Section  1.817-5(a)(2)),   (a)
                           shall be provided by LIFE  COMPANY to AVIF  (together
                           with any supporting information or analysis); subject
                           to the  confidentiality  provisions of Section 18, at
                           least ten (10) business  days or such shorter  period
                           to which the Parties hereto agree prior to the day on
                           which such  proposed  materials  are to be submitted,
                           and (b) shall not be submitted by LIFE COMPANY to any
                           such person  without the express  written  consent of
                           AVIF which shall not be unreasonably withheld;

                  (vi)     LIFE COMPANY shall provide AVIF or its affiliates and
                           their   accounting   and  legal  advisors  with  such
                           cooperation   as  AVIF   shall   reasonably   request
                           (including,  without  limitation,  by permitting AVIF
                           and its  accounting  and legal advisors to review the
                           relevant  books and records of LIFE COMPANY) in order
                           to  facilitate  review by AVIF or its advisors of any
                           written  submissions  provided  to it pursuant to the
                           preceding clause or its assessment of the validity or
                           amount of any claim  against its arising  from such a
                           failure or alleged failure;

                  (vii)    LIFE  COMPANY  shall not with respect to any claim of
                           the IRS or any Participant  that would give rise to a
                           claim against AVIF or its  affiliates  (a) compromise
                           or settle any claim,  (b)  accept any  adjustment  on
                           audit, or (c) forego any allowable  administrative or
                           judicial appeals, without the express written consent
                           of  AVIF  or  its  affiliates,  which  shall  not  be
                           unreasonably  withheld,  PROVIDED  that LIFE  COMPANY
                           shall  not  be   required,   after   exhausting   all
                           administrative   remedies,   to  appeal  any  adverse
                           judicial decision unless AVIF or its affiliates shall
                           have  provided  an  opinion of  independent  counsel,
                           which  counsel shall be  reasonably  satisfactory  to
                           LIFE COMPANY,  to the effect that a reasonable  basis
                           exists for taking such appeal;  and PROVIDED  FURTHER
                           that  the  costs of any  such  appeal  shall be borne
                           equally by the Parties hereto; and

                  (viii)   AVIF and its affiliates  shall have no liability as a
                           result of such  failure  or  alleged  failure if LIFE
                           COMPANY  fails to  comply  with any of the  foregoing
                           clauses (i) through (vii),  and such failure could be
                           shown   to  have   materially   contributed   to  the
                           liability.

         Should AVIF or any of its affiliates refuse to give its written consent to any  compromise  or  settlement  of any claim or  liability  hereunder,  LIFE
COMPANY may, in its  discretion,  authorize AVIF or its affiliates to act in the name of LIFE  COMPANY  in, and to control  the  conduct  of,  such  conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals  thereof,  and in that event AVIF or its affiliates  shall bear the fees and  expenses  associated  with the  conduct  of the  proceedings  that it is so authorized  to control;  PROVIDED,  that in no event shall LIFE COMPANY have any liability  resulting  from AVIF's  refusal to accept the proposed  settlement or compromise  with  respect  to any  failure  caused  by  AVIF.  As  used  in this
Agreement,  the term  "affiliates"  shall have the same  meaning as  "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

         (d) LIFE COMPANY  represents and warrants that the Contracts  currently are and will be treated as annuity  contracts or life insurance  contracts under applicable  provisions  of the Code and  that it will  use its best  efforts  to maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable  basis for believing  that any of the Contracts  have ceased to be so treated or that they might not be so treated in the future.

         (e) LIFE  COMPANY  represents  and  warrants  that  each  Account  is a
"segregated  asset  account"  and that  interests  in each  Account  are offered exclusively  through the  purchase of or  transfer  into a "variable  contract,"
within the meaning of such terms under Section 817 of the Code (or any successor provision) and the  regulations  thereunder.  LIFE COMPANY will continue to meet such definitional requirements,  and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         4.2      INSURANCE AND CERTAIN OTHER LAWS.

         (a) AVIF will use its best efforts to comply with any applicable  state insurance laws or regulations,  to the extent specifically  requested in writing by  LIFE  COMPANY,  including,  the  furnishing  of  information  not  otherwise available to LIFE  COMPANY  which is required by state  insurance  law to enable
LIFE  COMPANY  to obtain  the  authority  needed to issue the  Contracts  in any applicable state.

         (b) LIFE COMPANY  represents  and warrants  that (i) it is an insurance company duly organized,  validly existing and in good standing under the laws of the State of Kansas and has full corporate  power,  authority and legal right to execute,  deliver and perform its duties and comply with its  obligations  under this Agreement,  (ii) it has legally and validly  established and maintains each
Account  as a  segregated  asset  account  under  Section  40-436 of the  Kansas
Insurance Law and the regulations thereunder,  and (iii) the Contracts comply in all  material  respects  with all other  applicable  federal  and state laws and regulations.

         (c) AVIF represents and warrants that it is lawfully organized, validly existing,  and in good standing  under the laws of the State of Delaware and has full power,  authority,  and legal right to  execute,  deliver,  and perform its duties and comply with its obligations under this Agreement.

         4.3      SECURITIES LAWS.

         (a) LIFE COMPANY  represents  and warrants  that (i)  interests in each
Account  pursuant to the Contracts will be registered  under the 1933 Act to the extent  required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance  and sold in  compliance  with all  applicable  federal and state laws, including,  without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the law(s) of LIFE  COMPANY's  state(s) of  organization  and  domicile,  (iii) each
Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the  requirements of the 1940 Act and the rules  thereunder,  to the extent required,  (v) each Account's 1933 Act  registration  statement  relating to the
Contracts, together with any amendments thereto, will at all times comply in all material  respects  with  the  requirements  of  the  1933  Act  and  the  rules thereunder,  (vi) LIFE COMPANY  will amend the  registration  statement  for its
Contracts  under the 1933 Act and for its Accounts  under the 1940 Act from time to time as required in order to effect the continuous  offering of its Contracts or as may  otherwise  be  required by  applicable  law,  and (vii) each  Account
Prospectus  will  at  all  times  comply  in  all  material  respects  with  the requirements of the 1933 Act and the rules thereunder.

         (b) AVIF  represents and warrants that (i) Shares sold pursuant to this
Agreement  will be registered  under the 1933 Act to the extent  required by the
1933 Act and duly  authorized for issuance and sold in compliance  with Delaware law,  (ii) AVIF is and will remain  registered  under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the  registration  statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the  continuous  offering  of its Shares,  (iv) AVIF does and will  comply in all  material  respects  with the  requirements  of all applicable federal securities laws,  including,  but not limited to the 1940 Act and the rules thereunder,  (v) AVIF's 1933 Act registration statement,  together with any amendments  thereto,  will at all times comply in all material respects with the  requirements  of the 1933 Act and rules  thereunder,  and (vi)  AVIF's
Prospectus  will  at  all  times  comply  in  all  material  respects  with  the requirements of the 1933 Act and the rules thereunder.

         (c) AVIF will at its expense  register  and qualify its Shares for sale in  accordance  with the laws of any state or other  jurisdiction  if and to the extent necessary in order to perform its obligations under this Agreement.

         (d) AVIF  currently  does not  intend to make any  payments  to finance distribution  expenses  pursuant to Rule 12b-1 under the 1940 Act or  otherwise, although it  reserves  the right to make such  payments  in the  future.  To the extent that it decides to finance distribution  expenses pursuant to Rule 12b-1,
AVIF  undertakes  to have its  Board of  Trustees,  a  majority  of whom are not
"interested"  persons of the Fund,  formulate  and  approve  any plan under Rule
12b-1 to finance distribution expenses.

         (e) AVIF  represents  and warrants that all of its trustees,  officers, employees,  investment advisers, and other individuals/entities having access to the funds  and/or  securities  of the Fund are and  continue  to be at all times covered by a blanket  fidelity  bond or similar  coverage for the benefit of the
Fund in an amount not less than the minimal  coverage as required  currently  by
Rule 17g-(1) of the 1940 Act or related  provisions as may be  promulgated  from time to time. The aforesaid bond includes  coverage for larceny and embezzlement and is issued by a reputable bonding company.

         (f) AIM represents and warrants that it is a member in good standing of the  NASD and is  registered  as a  broker-dealer  with  the  SEC.  AIM  further represents that it will sell and distribute AVIF's shares in accordance with the laws of the State of Kansas and any applicable federal securities laws.

         (g)  Underwriter  represents  and warrants  that it is a member in good standing of the NASD and is a registered  broker-dealer  registered with the SEC and will sell its Contracts in accordance with any applicable law.

         4.4      NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

         (a)  AVIF  or AIM  will  immediately  notify  LIFE  COMPANY  of (i) the issuance by any court or  regulatory  body of any stop  order,  cease and desist order,  or other  similar  order with respect to AVIF's  registration  statement under  the 1933 Act or AVIF  Prospectus,  (ii)  any  request  by the SEC for any amendment to such registration  statement or AVIF Prospectus that may affect the offering of Shares of AVIF,  (iii) the  initiation of any  proceedings  for that purpose or for any other  purpose  relating to the  registration  or offering of
AVIF's Shares,  or (iv) any other action or  circumstances  that may prevent the lawful  offer  or sale of  Shares  of any  Fund in any  state  or  jurisdiction, including,  without  limitation,  any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable  state and  federal  law, or (b) such law  precludes  the use of such
Shares  as an  underlying  investment  medium of the  Contracts  issued or to be issued  by LIFE  COMPANY.  AVIF and AIM will  make  every  reasonable  effort to prevent the issuance,  with respect to any Fund,  of any such stop order,  cease and desist  order or similar  order and, if any such order is issued,  to obtain the lifting thereof at the earliest possible time.

         (b) LIFE COMPANY or UNDERWRITER will immediately notify AVIF of (i) the issuance by any court or  regulatory  body of any stop  order,  cease and desist order,  or other  similar  order  with  respect to each  Account's  registration statement  under  the  1933  Act  relating  to the  Contracts  or  each  Account
Prospectus,  (ii) any request by the SEC for any amendment to such  registration statement or Account  Prospectus that may affect the offering of Shares of AVIF,
(iii)  the  initiation  of any  proceedings  for that  purpose  or for any other purpose  relating to the  registration  or offering of each Account's  interests pursuant to the Contracts,  or (iv) any other action or  circumstances  that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered  and, in all material  respects,  issued and sold in accordance  with applicable  state and federal law. LIFE COMPANY and UNDERWRITER  will make every reasonable  effort to prevent the  issuance  of any such stop  order,  cease and desist  order or similar  order and, if any such order is issued,  to obtain the lifting thereof at the earliest possible time.

         4.5      LIFE COMPANY TO PROVIDE DOCUMENTS; INFORMATION ABOUT AVIF.

         (a) LIFE COMPANY will provide to AVIF or its designated  agent at least one (1) complete copy of all SEC registration statements,  Account Prospectuses, reports,  any preliminary and final voting  instruction  solicitation  material, applications for exemptions,  requests for no-action letters, and all amendments
to  any  of  the  above,   that  relate  to  each  Account  or  the   Contracts,
contemporaneously  with  the  filing  of such  document  with  the SEC or  other regulatory authorities.

         (b) LIFE COMPANY will provide to AVIF or its designated  agent at least one (1) complete  copy of each piece of sales  literature  or other  promotional material  in which  AVIF or any of its  affiliates  is named,  at least five (5)
Business Days prior to its use or such shorter period as the Parties hereto may, from time to time,  agree upon.  No such  material  shall be used if AVIF or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter  period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature,  until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

         (c)  Neither  LIFE  COMPANY  nor any of its  affiliates,  will give any information or make any representations or statements on behalf of or concerning
AVIF or its affiliates in connection  with the sale of the Contracts  other than
(i) the information or representations  contained in the registration statement, including the AVIF Prospectus  contained  therein,  relating to Shares,  as such registration  statement and AVIF Prospectus may be amended from time to time; or
(ii) in reports or proxy  materials for AVIF; or (iii) in published  reports for
AVIF that are in the public  domain and  approved by AVIF for  distribution;  or
(iv) in sales literature or other promotional  material approved by AVIF, except with the express written permission of AVIF.

         (d) LIFE  COMPANY  shall  adopt  and  implement  procedures  reasonably designed to ensure that  information  concerning AVIF and its affiliates that is intended  for use  only by  brokers  or  agents  selling  the  Contracts  (I.E., information that is not intended for distribution to Participants) ("broker only materials")  is so used,  and neither  AVIF nor any of its  affiliates  shall be liable for any losses,  damages or expenses relating to the improper use of such broker only materials.

         (e) For the purposes of this Section 4.5, the phrase "sales  literature or other promotional  material" includes,  but is not limited to, advertisements
(such as material published,  or designed for use in, a newspaper,  magazine, or other  periodical,  radio,  television,  telephone or tape recording,  videotape display,  signs or billboards,  motion pictures,  or other public media,  (E.G., on-line  networks  such as the  Internet or other  electronic  messages),  sales literature  (I.E.,  any  written  communication  distributed  or made  generally available to customers or the public, including brochures,  circulars,  research reports,  market letters,  form letters,  seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training  materials  or  other  communications  distributed  or  made  generally
available  to  some  or  all  agents  or  employees,   registration  statements,
prospectuses,  statements of additional  information,  shareholder  reports, and proxy  materials  and  any  other  material  constituting  sales  literature  or advertising under the NASD rules, the 1933 Act or the 1940 Act.

         4.6      AVIF TO PROVIDE DOCUMENTS; INFORMATION ABOUT LIFE COMPANY.

         (a) AVIF will provide to LIFE COMPANY at least one (1) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy  material,  applications  for  exemptions,  requests  for  no-action letters,  and all  amendments  to any of the above,  that  relate to AVIF or the
Shares of a Fund,  contemporaneously  with the filing of such  document with the
SEC or other regulatory authorities.

         (b) AVIF will  provide to LIFE  COMPANY a camera ready copy of all AVIF prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF statements of  additional  information,  proxy  materials,  periodic  reports to shareholders and other materials  required by law to be sent to Participants who have  allocated any Contract  value to a Fund.  AVIF will provide such copies to
LIFE COMPANY in a timely  manner so as to enable LIFE  COMPANY,  as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

         (c) AVIF will provide to LIFE COMPANY or its designated  agent at least one (1) complete  copy of each piece of sales  literature  or other  promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the  Contracts,  at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon.
No such material shall be used if LIFE COMPANY or its  designated  agent objects to such use within five (5) Business Days after receipt of such material or such shorter  period as the Parties hereto may, from time to time,  agree upon.  LIFE
COMPANY shall receive all such sales literature until such time as it appoints a designated  agent by giving  notice to AVIF in the manner  required by Section 9 hereof.

         (d) Neither AVIF nor any of its affiliates will give any information or make any  representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (i) the information or representations contained in the  registration  statement,  including  each  Account  Prospectus contained therein, relating to the Contracts, as such registration statement and
Account  Prospectus  may be  amended  from  time to time;  or (ii) in  published reports  for the  Account or the  Contracts  that are in the  public  domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

         (e) AVIF shall cause its principal  underwriter  to adopt and implement procedures  reasonably  designed  to ensure  that  information  concerning  LIFE
COMPANY, and its respective  affiliates that is intended for use only by brokers or agents  selling the  Contracts  (I.E.,  information  that is not intended for distribution to Participants)  ("broker only materials") is so used, and neither
LIFE  COMPANY,  nor any of its  respective  affiliates  shall be liable  for any losses,  damages or expenses  relating to the  improper  use of such broker only materials.

         (f) For purposes of this Section 4.6, the phrase  "sales  literature or other  promotional  material"  includes,  but is not limited to,  advertisements
(such as material published,  or designed for use in, a newspaper,  magazine, or other  periodical,  radio,  television,  telephone or tape recording,  videotape display,  signs or billboards,  motion pictures,  or other public media,  (E.G., on-line  networks  such as the  Internet or other  electronic  messages),  sales literature  (I.E.,  any  written  communication  distributed  or made  generally available to customers or the public, including brochures,  circulars,  research reports,  market letters,  form letters,  seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training  materials  or  other  communications  distributed  or  made  generally
available  to  some  or  all  agents  or  employees,   registration  statements,
prospectuses,  statements of additional  information,  shareholder  reports, and proxy  materials  and  any  other  material  constituting  sales  literature  or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                       SECTION 5. MIXED AND SHARED FUNDING

         5.1      GENERAL.

         The  SEC  has  granted  an  order  to AVIF  exempting  it from  certain provisions  of the 1940 Act and rules  thereunder  so that AVIF may be available for  investment  by  certain  other  entities,  including,  without  limitation, separate  accounts funding variable annuity contracts or variable life insurance contracts,  separate  accounts of  insurance  companies  unaffiliated  with LIFE
COMPANY,  and trustees of qualified pension and retirement plans  (collectively,
"Mixed and Shared  Funding").  The  Parties  recognize  that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the  provisions  of this  Section 5.  Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive  order granted to AVIF.  AVIF hereby notifies LIFE
COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be  appropriate  to include in the  prospectus  pursuant  to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

         5.2      DISINTERESTED TRUSTEES.

         AVIF agrees that its Board of  Trustees  shall at all times  consist of trustees a majority of whom (the  "Disinterested  Trustees")  are not interested persons of AVIF within the  meaning of Section  2(a)(19) of the 1940 Act and the rules  thereunder  and as modified by any applicable  orders of the SEC,  except that if this condition is not met by reason of the death,  disqualification,  or bona fide  resignation  of any director,  then the  operation of this  condition shall be suspended  (a) for a period of  forty-five  (45) days if the vacancy or vacancies  may be filled by the  Board;(b)  for a period of sixty (60) days if a vote of  shareholders  is required to fill the vacancy or vacancies;  or (c) for such longer period as the SEC may prescribe by order upon application.

         5.3      MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.

         AVIF agrees that its Board of Trustees  will monitor for the  existence
of  any  material   irreconcilable   conflict   between  the  interests  of  the
Participants in all separate accounts of life insurance companies utilizing AVIF
("Participating Insurance Companies"),  including each Account, and participants in all qualified  retirement and pension plans investing in AVIF ("Participating
Plans").  LIFE  COMPANY  agrees to inform the Board of  Trustees  of AVIF of the existence of or any potential for any such material  irreconcilable  conflict of which it is aware.  The concept of a "material  irreconcilable  conflict" is not defined by the 1940 Act or the rules thereunder,  but the Parties recognize that such  a  conflict  may  arise  for a  variety  of  reasons,  including,  without limitation:

         (a)      an action by any state insurance or other regulatory authority;

         (b)      a change in  applicable  federal  or state  insurance,  tax or securities  laws or regulations,  or a public ruling,  private letter  ruling,  no-action or  interpretative  letter,  or any similar  action by  insurance,  tax or  securities  regulatory authorities;

         (c)      an   administrative  or  judicial  decision  in  any  relevant
                  proceeding;

         (d)      the  manner  in which  the  investments  of any Fund are being managed;

         (e)      a difference in voting  instructions given by variable annuity contract and variable life insurance contract  Participants or
                  by   Participants   of   different   Participating   Insurance
                  Companies;

         (f)      a decision by a Participating  Insurance  Company to disregard the voting instructions of Participants; or

         (g)      a decision by a  Participating  Plan to  disregard  the voting instructions of Plan participants.

         Consistent  with the SEC's  requirements  in connection  with exemptive orders of the type  referred to in Section 5.1 hereof,  LIFE COMPANY will assist the Board of Trustees in carrying  out its  responsibilities  by  providing  the
Board of Trustees  with all  information  reasonably  necessary for the Board of
Trustees to consider any issue raised, including information as to a decision by
LIFE COMPANY to disregard voting  instructions of  Participants.  LIFE COMPANY's responsibilities  in connection  with the foregoing  shall be carried out with a view only to the interests of Participants.

         5.4      CONFLICT REMEDIES.

         (a) It is agreed that if it is  determined by a majority of the members of the Board of  Trustees  or a majority of the  Disinterested  Trustees  that a material  irreconcilable  conflict  exists,  LIFE  COMPANY  will,  if  it  is  a
Participating  Insurance Company for which a material irreconcilable conflict is relevant,  at its own  expense  and to the  extent  reasonably  practicable  (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate  the material  irreconcilable  conflict,  which steps may include, but are not limited to:

                  (i)      withdrawing  the assets  allocable  to some or all of
                           the  Accounts  from AVIF or any Fund and  reinvesting
                           such  assets  in  a  different   investment   medium,
                           including  another Fund of AVIF,  or  submitting  the
                           question   whether   such   segregation   should   be
                           implemented  to a vote of all  affected  Participants
                           and, as  appropriate,  segregating  the assets of any
                           particular group (E.G.,  annuity  Participants,  life
                           insurance  Participants  or  all  Participants)  that
                           votes in favor of such  segregation,  or  offering to
                           the affected Participants the option of making such a
                           change; and

                  (ii)     establishing a new registered  investment  company of
                           the type defined as a "management company" in Section
                           4(3) of the 1940 Act or a new  separate  account that
                           is operated as a management company.

         (b) If the  material  irreconcilable  conflict  arises  because of LIFE
COMPANY's  decision  to  disregard  Participant  voting  instructions  and  that decision  represents a minority position or would preclude a majority vote, LIFE
COMPANY  may be  required,  at  AVIF's  election,  to  withdraw  each  Account's investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such  withdrawal.  Any such  withdrawal must take place within six (6) months
after  AVIF  gives  notice  to  LIFE  COMPANY  that  this   provision  is  being
implemented,  and until  such  withdrawal  AVIF  shall  continue  to accept  and implement  orders by LIFE COMPANY for the purchase and  redemption  of Shares of
AVIF.

         (c) If a material  irreconcilable  conflict arises because a particular state insurance  regulator's  decision applicable to LIFE COMPANY conflicts with the majority of other state  regulators,  then LIFE COMPANY will  withdraw  each
Account's  investment  in AVIF  within  six (6)  months  after  AVIF's  Board of
Trustees  informs  LIFE COMPANY that it has  determined  that such  decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and  implement  orders by LIFE  COMPANY for the  purchase and redemption  of Shares of AVIF.  No charge or penalty will be imposed as a result of such withdrawal.

         (d)  LIFE  COMPANY  agrees  that  any  remedial  action  taken by it in resolving  any  material  irreconcilable  conflict  will be  carried  out at its expense and with a view only to the interests of Participants.

         (e) For purposes hereof, a majority of the Disinterested  Trustees will determine  whether or not any proposed action  adequately  remedies any material irreconcilable  conflict.  In no  event,  however,  will  AVIF  or  any  of  its affiliates be required to establish a new funding medium for any Contracts. LIFE
COMPANY  will not be  required  by the terms  hereof to  establish a new funding medium for any  Contracts  if an offer to do so has been  declined  by vote of a
majority  of  Participants   materially   adversely  affected  by  the  material
irreconcilable conflict.

         5.5      NOTICE TO LIFE COMPANY.

         AVIF will  promptly  make known in writing to LIFE COMPANY the Board of
Trustees' determination of the existence of a material irreconcilable  conflict, a description of the facts that give rise to such conflict and the  implications of such conflict.

         5.6      INFORMATION REQUESTED BY BOARD OF TRUSTEES.

         LIFE  COMPANY  and  AVIF  (or its  investment  adviser)  will at  least annually submit to the Board of Trustees of AVIF such reports, materials or data as the Board of Trustees  may  reasonably  request so that the Board of Trustees may fully carry out the obligations  imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared  Funding,  and said reports, materials and data will be submitted at any reasonable time deemed appropriate  by the Board of  Trustees.  All  reports  received  by the Board of
Trustees of potential or existing  conflicts,  and all Board of Trustees actions with regard to determining the existence of a conflict,  notifying Participating
Insurance  Companies  and  Participating  Plans of a conflict,  and  determining whether any proposed  action  adequately  remedies a conflict,  will be properly recorded in the minutes of the Board of Trustees or other  appropriate  records, and  such  minutes  or  other  records  will be made  available  to the SEC upon request.

         5.7      COMPLIANCE WITH SEC RULES.

         If, at any time during  which AVIF is serving as an  investment  medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable,
6e-2 are  amended  or Rule 6e-3 is  adopted to  provide  exemptive  relief  with respect to Mixed and Shared  Funding,  AVIF  agrees that it will comply with the terms  and  conditions  thereof  and that the  terms of this  Section 5 shall be deemed  modified if and only to the extent required in order also to comply with the terms and  conditions  of such  exemptive  relief that is afforded by any of said rules that are applicable.

         5.8      OTHER REQUIREMENTS.

         AVIF  will  require  that  each  Participating  Insurance  Company  and
Participating  Plan enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b),
4.5(a), 5, and 10 of this Agreement.

                             SECTION 6. TERMINATION

         6.1      EVENTS OF TERMINATION.

         Subject to Section 6.5 below,  this  Agreement  will  terminate as to a
Fund:

         (a) at the option of any party,  with or without  cause with respect to the Fund, upon six (6) months advance  written notice to the other parties,  or, if later,  upon receipt of any required  exemptive  relief from the SEC,  unless otherwise agreed to in writing by the parties; or

         (b) at the  option  of AVIF  upon  institution  of  formal  proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other  regulatory  body regarding  LIFE  COMPANY's  obligations under this Agreement or related to the sale of the  Contracts,  the operation of each  Account,  or the  purchase of Shares,  if, in each case,  AVIF  reasonably determines that such  proceedings,  or the facts on which such proceedings would be based, have a material  likelihood of imposing material adverse  consequences on the Fund with respect to which the Agreement is to be terminated; or

         (c)  at  the  option  of  LIFE  COMPANY  upon   institution  of  formal
proceedings against AVIF, its principal  underwriter,  or its investment adviser by the NASD, the SEC, or any state insurance  regulator or any other  regulatory body  regarding  AVIF's  obligations  under  this  Agreement  or  related to the operation or  management  of AVIF or the  purchase of AVIF  Shares,  if, in each case, LIFE COMPANY reasonably determines that such proceedings,  or the facts on which such proceedings  would be based,  have a material  likelihood of imposing material adverse consequences on LIFE COMPANY; or

         (d) at the option of any Party in the event that (i) the Fund's  Shares are not registered and, in all material respects,  issued and sold in accordance with any applicable  federal or state law, or (ii) such law precludes the use of such Shares as an underlying  investment medium of the Contracts issued or to be issued by LIFE COMPANY; or

         (e) upon termination of the  corresponding  Subaccount's  investment in the Fund pursuant to Section 5 hereof; or

         (f) at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as  annuity  contracts  or life  insurance  contracts  under the Code
(other  than by  reason  of the  Fund's  noncompliance  with  Section  817(h) or
Subchapter M of the Code) or if interests in an Account  under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

         (g) upon  another  Party's  material  breach of any  provision  of this
Agreement.

         6.2      Subject to Section 6.5 below, this Agreement will terminate as to AVIF:

         (a) at the option of LIFE  COMPANY,  if any Fund ceases to qualify as a
RIC under Subchapter M of the Code or under successor or similar provisions,  or if LIFE COMPANY reasonably believes that any Fund may fail to so qualify; or

         (b) at the option of LIFE  COMPANY,  if any Fund  fails to comply  with
Section 817(h) of the Code or with successor or similar  provisions,  or if LIFE
COMPANY, reasonably believes that any Fund may fail to so comply.

         6.3      NOTICE REQUIREMENT FOR TERMINATION.

         No termination of this Agreement will be effective unless and until the
Party  terminating  this Agreement gives prior written notice to the other Party to this  Agreement of its intent to  terminate,  and such notice shall set forth the basis for such termination. Furthermore:

         (a) in the event that any  termination  is based upon the provisions of
Sections  6.1(a) or 6.1(e)  hereof,  such prior written notice shall be given at least six (6) months in advance of the effective  date of  termination  unless a shorter time is agreed to by the Parties hereto;

         (b) in the event that any  termination  is based upon the provisions of
Sections  6.1(b) or 6.1(c)  hereof,  such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination  unless a shorter time is agreed to by the Parties hereto; and

         (c) in the event that any  termination  is based upon the provisions of
Sections 6.1(d),  6.1(f),  6.1(g),  6.1(h) or 6.1(i) hereof,  such prior written notice shall be given as soon as possible  within  twenty-four  (24) hours after the terminating Party learns of the event causing termination to be required.

         6.4      FUNDS TO REMAIN AVAILABLE.

         Notwithstanding  any termination of this  Agreement,  AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and  conditions  of this  Agreement,  for all Contracts in effect on the  effective  date of  termination  of this  Agreement  (hereinafter referred to as "Existing  Contracts").  Specifically,  without  limitation,  the owners of the Existing Contracts will be permitted to reallocate  investments in the Fund (as in effect on such  date),  redeem  investments  in the Fund  and/or invest in the Fund upon the making of  additional  purchase  payments  under the
Existing  Contracts.  The parties  agree that this Section 6.3 will not apply to any  terminations  under Section 5 and the effect of such  terminations  will be governed by Section 5 of this Agreement.

         6.5      SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.

         All warranties  and  indemnifications  will survive the  termination of this Agreement.

         6.6      CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES.

         If any  Party  terminates  this  Agreement  with  respect  to any  Fund pursuant to Sections 6.1(b),  6.1(c),  6.1(d),  6.1(f), 6.1(g), 6.2(a) or 6.2(b)
hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such  termination (the "Initial
Termination Date"). This continuation shall extend to the earlier of the date as of which an Account  owns no Shares of the  affected  Fund or a date (the "Final
Termination Date") six (6) months following the Initial Termination Date, except that LIFE  COMPANY may, by written  notice  shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.2(a) or
6.2(b).

             SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION

         The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all  necessary  and  appropriate  steps for the purpose of ensuring  that an Account  owns no Shares of a Fund after the Final  Termination
Date with respect thereto,  or, in the case of a termination pursuant to Section
6.1(a), the termination date specified in the notice of termination.  Such steps may include  combining the affected Account with another  Account,  substituting other  mutual  fund  shares  for  those  of  the  affected  Fund,  or  otherwise terminating participation by the Contracts in such Fund.

                              SECTION 8. ASSIGNMENT

         This  Agreement  may not be  assigned  by any  Party,  except  with the written consent of each other Party.

                               SECTION 9. NOTICES

         Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement  will be given to the following  persons at the  following  addresses  and  facsimile  numbers,  or such  other  persons,
addresses  or  facsimile   numbers  as  the  Party  receiving  such  notices  or
communications may subsequently direct in writing:

                  AIM VARIABLE INSURANCE FUNDS
                  A I M DISTRIBUTORS, INC.
                  11 Greenway Plaza, Suite 100
                  Houston, Texas  77046
                  Facsimile:  (713) 993-9185

                  Attn:    Nancy L. Martin, Esq.

                  SECURITY BENEFIT LIFE INSURANCE COMPANY
                  SECURITY DISTRIBUTORS, INC.
                  700 SW Harrison
                  Topeka, Kansas 66636
                  Facsimile:  (785) 431-3080

                  Attn:    General Counsel

                          SECTION 10. VOTING PROCEDURES

         Subject  to the cost  allocation  procedures  set  forth in  Section  3 hereof,  LIFE COMPANY will  distribute all proxy  material  furnished by AVIF to
Participants to whom pass-through  voting privileges are required to be extended and will solicit voting  instructions from Participants.  LIFE COMPANY will vote
Shares in accordance with timely instructions  received from Participants.  LIFE
COMPANY will vote Shares that are (a) not  attributable  to Participants to whom
pass-through   voting   privileges  are  extended,   or  (b)   attributable   to
Participants,  but for which no timely  instructions have been received,  in the same  proportion as Shares for which said  instructions  have been received from
Participants,  so long as and to the extent that the SEC  continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither
LIFE  COMPANY  nor any of its  affiliates  will in any way  recommend  action in connection with or oppose or interfere with the  solicitation of proxies for the
Shares  held for such  Participants.  LIFE  COMPANY  reserves  the right to vote shares held in any  Account in its own right,  to the extent  permitted  by law.
LIFE COMPANY shall be responsible for assuring that each of its Accounts holding
Shares  calculates  voting  privileges in a manner consistent with that of other
Participating  Insurance  Companies  or in the manner  required by the Mixed and
Shared Funding  exemptive  order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of  interpretations  or  amendments  to Mixed and Shared  Funding exemptive  order it has  obtained.  AVIF will comply with all  provisions of the
1940 Act requiring voting by shareholders,  and in particular,  AVIF either will provide for annual meetings (except insofar as the SEC may interpret  Section 16 of the 1940 Act not to require such  meetings) or will comply with Section 16(c)
of the 1940 Act  (although  AVIF is not one of the trusts  described  in Section
16(c) of that Act) as well as with Sections  16(a) and, if and when  applicable,
16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                         SECTION 11. FOREIGN TAX CREDITS

         AVIF  agrees to consult in advance  with LIFE  COMPANY  concerning  any decision  to elect or not to elect  pursuant  to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                           SECTION 12. INDEMNIFICATION

         12.1     OF AVIF AND AIM BY LIFE COMPANY AND UNDERWRITER.

         (a) Except to the extent  provided  in Sections  12.1(b)  and  12.1(c), below,  LIFE COMPANY and UNDERWRITER  agree to indemnify and hold harmless AVIF,
AIM, their affiliates, and each person, if any, who controls AVIF, AIM, or their affiliates  within  the  meaning of Section 15 of the 1933 Act and each of their respective trustees and officers,  (collectively,  the "Indemnified Parties" for purposes of this  Section  12.1)  against any and all losses,  claims,  damages, liabilities  (including  amounts paid in settlement  with the written consent of
LIFE COMPANY and UNDERWRITER) or actions in respect thereof  (including,  to the extent reasonable,  legal and other expenses),  to which the Indemnified Parties may become  subject under any statute,  regulation,  at common law or otherwise;
PROVIDED,  the  Account  owns or owned  shares of the Fund and  insofar  as such losses, claims, damages, liabilities or actions:

                  (i)      arise out of or are based upon any  untrue  statement
                           or alleged  untrue  statement  of any  material  fact
                           contained  in any  Account's  1933  Act  registration
                           statement, any Account Prospectus,  the Contracts, or
                           sales literature or advertising for the Contracts (or
                           any amendment or supplement to any of the foregoing),
                           or arise out of or are based upon the omission or the
                           alleged  omission  to state  therein a material  fact
                           required to be stated  therein or  necessary  to make
                           the statements therein not misleading; PROVIDED, that
                           this agreement to indemnify shall not apply as to any
                           Indemnified  Party if such  statement  or omission or
                           such  alleged  statement  or  omission  was  made  in
                           reliance  upon  and in  conformity  with  information
                           furnished  to LIFE  COMPANY or  UNDERWRITER  by or on
                           behalf of AVIF or AIM for use in any  Account's  1933
                           Act registration  statement,  any Account Prospectus,
                           the Contracts,  or sales literature or advertising or
                           otherwise  for use in  connection  with  the  sale of
                           Contracts or Shares (or any  amendment or  supplement
                           to any of the foregoing); or

                  (ii)     arise out of or as a result  of any other  statements
                           or   representations   (other  than   statements   or
                           representations   contained   in   AVIF's   1933  Act
                           registration   statement,   AVIF  Prospectus,   sales
                           literature or  advertising  of AVIF, or any amendment
                           or supplement to any of the  foregoing,  not supplied
                           for use  therein  by or on  behalf  of LIFE  COMPANY,
                           UNDERWRITER  or their  respective  affiliates  and on
                           which such  persons  have  reasonably  relied) or the
                           negligent,  illegal  or  fraudulent  conduct  of LIFE
                           COMPANY,  UNDERWRITER or their respective  affiliates
                           or persons  under their control  (including,  without
                           limitation,  their employees and "persons  associated
                           with a member," as that term is defined in  paragraph
                           (q)  of  Article  I  of  the  NASD's   By-Laws),   in
                           connection  with  the  sale  or  distribution  of the
                           Contracts or Shares; or

                  (iii)    arise out of or are based upon any  untrue  statement
                           or alleged  untrue  statement  of any  material  fact
                           contained in AVIF's 1933 Act registration  statement,
                           AVIF  Prospectus,  sales literature or advertising of
                           AVIF,  or any  amendment or  supplement to any of the
                           foregoing,  or the  omission  or alleged  omission to
                           state  therein a material  fact required to be stated
                           therein or necessary to make the  statements  therein
                           not  misleading  if such a statement  or omission was
                           made  in  reliance  upon  and  in   conformity   with
                           information   furnished   to   AVIF,   AIM  or  their
                           affiliates   by  or  on  behalf   of  LIFE   COMPANY,
                           UNDERWRITER or their respective affiliates for use in
                           AVIF's   1933  Act   registration   statement,   AVIF
                           Prospectus,  sales literature or advertising of AVIF,
                           or  any   amendment  or  supplement  to  any  of  the
                           foregoing; or

                  (iv)     arise as a result of any  failure by LIFE  COMPANY or
                           UNDERWRITER to perform the  obligations,  provide the
                           services and furnish the  materials  required of them
                           under the terms of this  Agreement,  or any  material
                           breach of any representation  and/or warranty made by
                           LIFE  COMPANY or  UNDERWRITER  in this  Agreement  or
                           arise out of or result from any other material breach
                           of this Agreement by LIFE COMPANY or UNDERWRITER; or

                  (v)      arise as a result of failure by the Contracts  issued
                           by LIFE  COMPANY to qualify as annuity  contracts  or
                           life insurance  contracts  under the Code,  otherwise
                           than by reason of any Fund's  failure to comply  with
                           Subchapter M (or any successor  provision) or Section
                           817(h) of the Code (or any successor provision).

         (b) Neither  LIFE  COMPANY nor  UNDERWRITER  shall be liable under this
Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an  Indemnified  Party would  otherwise be subject by reason of willful misfeasance,  bad  faith,  or  gross  negligence  in  the  performance  by  that
Indemnified  Party  of its  duties  or by  reason  of that  Indemnified  Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to
AVIF or AIM.

         (c) Neither  LIFE  COMPANY nor  UNDERWRITER  shall be liable under this
Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have  notified  LIFE COMPANY and  UNDERWRITER  in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  action  shall  have been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any  designated  agent),  but failure to notify LIFE COMPANY and
UNDERWRITER  of any such action shall not relieve  LIFE COMPANY and  UNDERWRITER from any  liability  which they may have to the  Indemnified  Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise  provided  herein,  in case any such  action  is  brought  against  an
Indemnified   Party,   LIFE  COMPANY  and  UNDERWRITER   shall  be  entitled  to
participate,  at their own expense, in the defense of such action and also shall be  entitled  to assume  the  defense  thereof,  with  counsel  approved  by the
Indemnified Party named in the action,  which approval shall not be unreasonably withheld.  After notice from LIFE  COMPANY or  UNDERWRITER  to such  Indemnified
Party of LIFE COMPANY's or UNDERWRITER's election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional  counsel  retained by it, and neither LIFE COMPANY nor UNDERWRITER  will be liable to such  Indemnified  Party under this  Agreement for any legal or other expenses  subsequently  incurred by such  Indemnified  Party  independently  in connection with the defense thereof, other than reasonable costs of investigation.

         12.2     OF LIFE COMPANY AND UNDERWRITER BY AVIF AND AIM.

         (a) Except to the extent  provided  in  Sections  12.2(c),  12.2(d) and
12.2(e),  below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY,
UNDERWRITER,  their respective affiliates, and each person, if any, who controls
LIFE COMPANY,  UNDERWRITER or their respective  affiliates within the meaning of
Section 15 of the 1933 Act and each of their  respective  trustees and officers,
(collectively,  the  "Indemnified  Parties" for  purposes of this Section  12.2)
against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof  (including,  to the extent  reasonable,  legal and other expenses),  to which the Indemnified Parties may become subject under any statute,  regulation, at common law, or otherwise;  PROVIDED,  the Account owns or owned shares of the
Fund and insofar as such losses, claims, damages, liabilities or actions:

                  (i)      arise out of or are based upon any  untrue  statement
                           or alleged  untrue  statement  of any  material  fact
                           contained in AVIF's 1933 Act registration  statement,
                           AVIF Prospectus or sales literature or advertising of
                           AVIF (or any  amendment or  supplement  to any of the
                           foregoing),  or arise  out of or are  based  upon the
                           omission or the alleged  omission to state  therein a
                           material  fact  required  to  be  stated  therein  or
                           necessary   to  make  the   statements   therein  not
                           misleading;   PROVIDED,   that  this   agreement   to
                           indemnify shall not apply as to any Indemnified Party
                           if  such   statement  or  omission  or  such  alleged
                           statement or omission  was made in reliance  upon and
                           in conformity with  information  furnished to AVIF or
                           its  affiliates  by or on  behalf  of  LIFE  COMPANY,
                           UNDERWRITER or their respective affiliates for use in
                           AVIF's   1933  Act   registration   statement,   AVIF
                           Prospectus,  or in sales literature or advertising or
                           otherwise  for use in  connection  with  the  sale of
                           Contracts or Shares (or any  amendment or  supplement
                           to any of the foregoing); or

                  (ii)     arise out of or as a result  of any other  statements
                           or   representations   (other  than   statements   or
                           representations  contained in any Account's  1933 Act
                           registration statement, any Account Prospectus, sales
                           literature or advertising  for the Contracts,  or any
                           amendment or supplement to any of the foregoing,  not
                           supplied for use therein by or on behalf of AVIF, AIM
                           or their  affiliates  and on which such  persons have
                           reasonably  relied)  or  the  negligent,  illegal  or
                           fraudulent  conduct of AVIF, AIM or their  affiliates
                           or persons  under their control  (including,  without
                           limitation,  their employees and "persons  associated
                           with a member" as that term is defined in Section (q)
                           of Article I of the NASD By-Laws), in connection with
                           the  sale or  distribution  of the  Contract  or AVIF
                           Shares; or

                  (iii)    arise out of or are based upon any  untrue  statement
                           or alleged  untrue  statement  of any  material  fact
                           contained  in any  Account's  1933  Act  registration
                           statement,  any Account Prospectus,  sales literature
                           or  advertising   covering  the  Contracts,   or  any
                           amendment or supplement to any of the  foregoing,  or
                           the omission or alleged  omission to state  therein a
                           material  fact  required  to  be  stated  therein  or
                           necessary   to  make  the   statements   therein  not
                           misleading, if such statement or omission was made in
                           reliance  upon  and in  conformity  with  information
                           furnished  to  LIFE  COMPANY,  UNDERWRITER  or  their
                           respective  affiliates by or on behalf of AVIF or AIM
                           for  use  in  any  Account's  1933  Act  registration
                           statement,  any Account Prospectus,  sales literature
                           or  advertising   covering  the  Contracts,   or  any
                           amendment or supplement to any of the foregoing; or

                  (iv)     arise as a result  of any  failure  by AVIF or AIM to
                           perform the  obligations,  provide the  services  and
                           furnish the materials  required of it under the terms
                           of this  Agreement,  or any  material  breach  of any
                           representation and/or warranty made by AVIF or AIM in
                           this  Agreement  or arise out of or  result  from any
                           other  material  breach of this  Agreement by AVIF or
                           AIM.

         (b) The parties agree that the foregoing  indemnification by AVIF shall not apply to any acts or  omissions  of AIM.  Except to the extent  provided  in
Sections  12.2(c),  12.2(d) and 12.2(e) hereof,  AVIF and AIM agree to indemnify and hold harmless the  Indemnified  Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the  written  consent  of  AVIF  and/or  AIM)  or  actions  in  respect  thereof
(including,  to the extent  reasonable,  legal and other  expenses) to which the
Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any
Fund to  operate  as a  regulated  investment  company  in  compliance  with (i)
Subchapter  M  of  the  Code  and  regulations   thereunder  (or  any  successor
provision),  or (ii) Section 817(h) of the Code and  regulations  thereunder (or any successor provision),  including,  without limitation,  any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing  agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another  investment  company or portfolio for those of any adversely  affected Fund as a funding medium for each
Account that LIFE COMPANY  reasonably deems necessary or appropriate as a result of the noncompliance.

         (c) Neither  AVIF nor AIM shall be liable  under this Section 12.2 with respect  to any  losses,  claims,  damages,  liabilities  or actions to which an
Indemnified  Party would otherwise be subject by reason of willful  misfeasance, bad faith, or gross negligence in the performance by that  Indemnified  Party of its duties or by reason of such Indemnified  Party's  reckless  disregard of its obligations  and  duties  (i) under  this  Agreement,  or (ii) to LIFE  COMPANY,
UNDERWRITER, each Account or Participants.

         (d) Neither  AVIF nor AIM shall be liable  under this Section 12.2 with respect to any action against an Indemnified  Party unless the Indemnified Party shall have  notified AVIF and/or AIM in writing  within a reasonable  time after the summons or other first legal process giving information of the nature of the action  shall  have been  served  upon  such  Indemnified  Party (or after  such
Indemnified  Party shall have received  notice of such service on any designated agent),  but failure to notify AVIF or AIM of any such action  shall not relieve
AVIF or AIM  from any  liability  which  it may  have to the  Indemnified  Party against  whom such action is brought  otherwise  than on account of this Section
12.2.  Except as otherwise  provided herein,  in case any such action is brought against an Indemnified  Party,  AVIF and/or AIM will be entitled to participate, at its own expense,  in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement  proceeding with the IRS), with counsel  approved by the  Indemnified  Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or
AIM to such Indemnified  Party of AVIF's or AIM's election to assume the defense thereof,  the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any  additional  counsel  retained by it, and AVIF and AIM will not be liable to such  Indemnified  Party under this  Agreement for any legal or other  expenses  subsequently  incurred by such  Indemnified  Party independently  in connection  with the defense  thereof,  other than  reasonable costs of investigation.

         (e) In no event shall AVIF or AIM be liable  under the  indemnification provisions  contained in this Agreement to any individual or entity,  including, without  limitation,  LIFE  COMPANY,  UNDERWRITER  or  any  other  Participating
Insurance  Company  or any  Participant,  with  respect to any  losses,  claims, damages,  liabilities  or expenses that arise out of or result from (i) a breach of any  representation,  warranty,  and/or  covenant  made  by LIFE  COMPANY  or
UNDERWRITER  hereunder  or by  any  Participating  Insurance  Company  under  an agreement  containing  substantially  similar  representations,  warranties  and covenants;  (ii) the  failure  by LIFE  COMPANY or any  Participating  Insurance
Company to maintain its segregated  asset account (which invests in any Fund) as a legally and validly  established  segregated  asset account  under  applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom);  or (iii) the failure by LIFE COMPANY or any  Participating  Insurance  Company to maintain its variable  annuity or life insurance  contracts  (with  respect to which any Fund  serves as an  underlying funding  vehicle)  as  annuity  contracts  or  life  insurance  contracts  under applicable provisions of the Code.

         12.3     EFFECT OF NOTICE.

         Any notice  given by the  indemnifying  Party to an  Indemnified  Party referred to in Sections  12.1(c) or 12.2(d) above of participation in or control of any  action  by the  indemnifying  Party  will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

         12.4     SUCCESSORS.

         A successor  by law of any Party  shall be entitled to the  benefits of the indemnification contained in this Section 12.

                           SECTION 13. APPLICABLE LAW

         This Agreement will be construed and the provisions hereof  interpreted under and in  accordance  with  Delaware  law,  without  regard for that state's principles of conflict of laws.

                      SECTION 14. EXECUTION IN COUNTERPARTS

         This  Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts,  each of which taken  together  will  constitute  one and the same instrument.

                            SECTION 15. SEVERABILITY

         If any  provision of this  Agreement is held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this Agreement will not be affected thereby.

                          SECTION 16. RIGHTS CUMULATIVE

         The rights,  remedies and  obligations  contained in this Agreement are cumulative and are in addition to any and all rights,  remedies and obligations, at law or in equity,  that the Parties are  entitled to under  federal and state laws.

                              SECTION 17. HEADINGS

         The Table of  Contents  and  headings  used in this  Agreement  are for purposes  of  reference  only and shall not limit or define  the  meaning of the provisions of this Agreement.

                           SECTION 18. CONFIDENTIALITY

         AVIF  acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the "LIFE COMPANY Protected Parties" for purposes of this Section 18), information  maintained regarding those customers, and all computer programs and procedures or other  information  developed by the
LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE  COMPANY's  performance  of its duties  under this  Agreement  are the valuable property of the LIFE COMPANY Protected Parties.  AVIF agrees that if it comes into  possession of any list or  compilation of the identities of or other information about the LIFE COMPANY Protected  Parties'  customers,  or any other information or property of the LIFE COMPANY Protected  Parties,  other than such information  as  may  be  independently  developed  or  compiled  by  AVIF  from information  supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain  accounts  directly with AVIF, AVIF will hold such  information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written
consent;  or  (b)  as  required  by  law  or  judicial  process.   LIFE  COMPANY
acknowledges  that  the  identities  of  the  customers  of  AVIF  or any of its affiliates  (collectively,  the "AVIF  Protected  Parties"  for purposes of this
Section 18), information maintained regarding those customers,  and all computer programs and  procedures or other  information  developed by the AVIF  Protected
Parties  or  any  of  their  employees  or  agents  in  connection  with  AVIF's performance of its duties under this Agreement are the valuable  property of the
AVIF Protected Parties.  LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF
Protected  Parties'  customers or any other  information or property of the AVIF
Protected Parties, other than such information as may be independently developed or  compiled  by  LIFE  COMPANY  from  information  supplied  to it by the  AVIF
Protected  Parties'  customers  who also  maintain  accounts  directly with LIFE
COMPANY,  LIFE COMPANY will hold such  information or property in confidence and refrain from using,  disclosing or distributing any of such information or other property except:  (a) with AVIF's prior written  consent;  or (b) as required by law or  judicial  process.  Each  party  acknowledges  that  any  breach  of the agreements in this Section 18 would result in immediate and irreparable  harm to the other  parties for which there would be no adequate  remedy at law and agree that in the  event of such a breach,  the  other  parties  will be  entitled  to equitable relief by way of temporary and permanent injunctions,  as well as such other relief as any court of competent jurisdiction deems appropriate.

                      SECTION 19. TRADEMARKS AND FUND NAMES

         (a) Except as may otherwise be provided in a License  Agreement among A
I M Management  Group Inc., LIFE COMPANY and  UNDERWRITER,  neither LIFE COMPANY nor UNDERWRITER or any of their respective affiliates,  shall use any trademark, trade  name,  service  mark or  logo of  AVIF,  AIM or any of  their  respective affiliates, or any variation of any such trademark,  trade name, service mark or logo, without AVIF's or AIM's prior written consent, the granting of which shall be at AVIF's or AIM's sole option.

         (b) Except as otherwise  expressly provided in this Agreement,  neither
AVIF,  its  investment  adviser,  its principal  underwriter,  or any affiliates thereof  shall  use any  trademark,  trade  name,  service  mark or logo of LIFE
COMPANY,  UNDERWRITER or any of their  affiliates,  or any variation of any such trademark,  trade  name,  service  mark  or  logo,  without  LIFE  COMPANY's  or
UNDERWRITER's  prior  written  consent,  the  granting of which shall be at LIFE
COMPANY's or UNDERWRITER's sole option.

                        SECTION 20. PARTIES TO COOPERATE

         Each party to this  Agreement  will cooperate with each other party and all appropriate  governmental  authorities (including,  without limitation,  the
SEC,  the NASD and state  insurance  regulators)  and will permit each other and such authorities  reasonable  access to its books and records  (including copies thereof)  in  connection  with any  investigation  or inquiry  relating  to this
Agreement or the transactions contemplated hereby.

                             SECTION 21. AMENDMENTS

         No provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties hereto.

     IN WITNESS  WHEREOF,  the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                                AIM VARIABLE INSURANCE FUNDS

Attest:    NANCY L. MARTIN                      By:       ROBERT H. GRAHAM
           --------------------                           ---------------------
Name:      Nancy L. Martin                      Name:     Robert H. Graham
Title      Assistant Secretary                  Title:    President

                                                A I M DISTRIBUTORS, INC.

Attest:    NANCY L. MARTIN                      By:       MICHAEL J. CEMO
           --------------------                           ---------------------
Name:      Nancy L. Martin                      Name:     Michael J. Cemo
Title:     Assistant Secretary                  Title:    President

                                                SECURITY BENEFIT LIFE INSURANCE COMPANY,
                                                on behalf of  itself and its separate
                                                accounts

Attest:    CHRIS SWICKARD                       By:         ELLIOT SHIFMAN
           --------------------------                       -------------------
Name:      Chris Swickard                       Name:       Elliott Shifman
Title:     2nd VP & Assistant Counsel           Title:      Vice President

                                                SECURITY DISTRIBUTORS, INC

Attest:    CHRIS SWICKARD                       By:         AMY J. LEE
           --------------------------                       -------------------
Name:      Chris Swickard                       Name:       Amy J. Lee
Title:     Registered Principal                 Title:      Secretary

                                      SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

*        AIM VARIABLE INSURANCE FUNDS

         AIM V.I. Capital Appreciation Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

         SBL Variable Annuity Account XIV

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

         V6029

                                   SCHEDULE B

                          AIM'S PRICING ERROR POLICIES

DETERMINATION OF MATERIALITY

In the event that AIM  discovers an error in the  calculation  of the Fund's net asset value, the following policies will apply:

If the  amount  of the  error is less  than  $.01 per  share,  it is  considered immaterial and no adjustments are made.

If the  amount  of the  error is $.01 per  share  or  more,  then the  following thresholds are applied:

         a.       If the amount of the  difference  in the  erroneous  net asset value and the  correct net asset value is less than .5% of the correct net asset value,  AIM will reimburse the affected Fund to the extent of any loss resulting  from the error.  No other adjustments shall be made.

         b.       If the amount of the  difference  in the  erroneous  net asset value and the  correct  net asset  value is .5% of the correct net asset value or greater, then AIM will determine the impact of the error to the  affected  Fund and shall  reimburse  such
                  Fund  (and/or LIFE  COMPANY,  as  appropriate,  such as in the event  that the  error was not  discovered  until  after  LIFE
                  COMPANY processed  transactions  using the erroneous net asset value) to the extent of any loss resulting from the error.  To the extent that an  overstatement of net asset value per share is detected quickly and LIFE COMPANY has not mailed redemption checks to Participants,  LIFE COMPANY and AIM agree to examine the  extent  of the  error to  determine  the  feasibility  of reprocessing  such  redemption  transaction  (for  purposes of reimbursing the Fund to the extent of any such overpayment).

REPROCESSING COST REIMBURSEMENT

To the extent a reprocessing of Participant transactions is required pursuant to paragraph  (b),  above,  AIM shall  reimburse  LIFE  COMPANY for LIFE  COMPANY's reprocessing costs in an amount not to exceed $1.00 per contract affected by $10 or more.

The Pricing Policies described herein may be modified by AVIF as approved by its
Board of Trustees.  AIM agrees to use its best efforts to notify LIFE COMPANY at least five (5) days prior to any such  meeting of the Board of  Trustees of AVIF to consider such proposed changes.

                                   SCHEDULE C
                               EXPENSE ALLOCATIONS

================================================================================
          LIFE COMPANY                               AVIF / AIM
--------------------------------------------------------------------------------
preparing and filing the                     Preparing and filing the
Account's registration statement             Fund's registration statement
--------------------------------------------------------------------------------
text composition for Account                 text composition for Fund
prospectuses and supplements                 prospectuses and supplements
--------------------------------------------------------------------------------
text alterations of prospectuses             text alterations of prospectuses
(Account) and supplements(Account)           (Fund) and supplements(Fund)
--------------------------------------------------------------------------------
printing Account and Fund                    a camera ready Fund prospectus
prospectuses and supplements
--------------------------------------------------------------------------------
text composition and printing                text composition and printing
Account SAIs                                 Fund SAIs
--------------------------------------------------------------------------------
mailing  and  distributing  Account          mailing  and  distributing Fund
SAIs to  policy  owners  upon request        SAIs to  policy  owners  upon
by policy owners                             request by policy owners
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mailing  and  distributing
prospectuses  (Account  and  Fund)
and  supplements (Account and Fund)
to policy owners of record as
required by Federal  Securities
Laws and to prospective purchasers
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Text composition (Account), printing,        text composition of annual and
mailing, and distributing annual and         semi-annual reports (Fund)
semi-annual reports for Account
(Fund and Account as, applicable)
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Text  composition,   printing,               text  composition,   printing,
mailing,  distributing, and                  mailing,  distributing, and
tabulation of proxy statements and           tabulation of proxy statements and
voting instruction solicitation              voting instruction solicitation
materials  to policy  owners with            materials  to policy  owners with
respect to proxies  related to the           respect to proxies  related to the
Account                                      Fund
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Preparation,  printing and distributing
sales material and advertising  relating
to the Funds,  insofar as such materials
relate to the Contracts and filing such
materials  with and  obtaining  approval
from,  the SEC,  the  NASD,  any state
insurance regulatory authority,  and any
other appropriate regulatory authority,
to the extent required
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